EMPLOYMENT AGREEMENT
                              --------------------

         This AGREEMENT between GROUP LONG DISTANCE, INC. (hereinafter the "Company") and GLENN KOACH, an individual (hereinafter the "Employee") is entered into as of and will be effective as of November 15, 1999.

         WHEREAS, the Employee is currently employed as President and Chief Executive Officer of the Company and serves as a Director of the Company; and

         WHEREAS, the Company desires that the Employee continue to be employed and serve as President and Chief Executive Officer of the Company and to serve as a Director of the Company; and

         WHEREAS, the Employee wishes to be so employed;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. EMPLOYMENT.
            -----------

         The Company agrees to employ the Employee in the position of President and Chief Executive Officer, as provided for in the By-Laws of the Company and the Employee agrees to continue employment with the Company on the terms and conditions hereinafter set forth. The Employee shall serve as a Director of the Company during the term of this Agreement.

         2. DUTIES.
            -------

            (a) The Employee shall perform satisfactorily all duties of his position, as provided for in the By-Laws of the Company and as determined from time-to-time by the Board of Directors of the Company ("Board of Directors").

            (b) The Employee shall devote such time to the development and operations of the Company's business as is necessary or advisable.

            (c) The Employee shall be accountable to the Board of Directors, ants Executive Committee, whichever is appropriate.

            (d) As Chief Executive Officer, all employees of the Company shall report directly to Employee.

            (e) The Employee shall abide by the policies, standards and rules established from time-to-time by the Board of Directors for the conduct of the business of the Company. The Employee will not intentionally or negligently act in any manner to cause financial or other damage to the Company or the Company's reputation the community in which its business is located. The Board of Directors reserves the right to change, interpret, withdraw or add to any of the policies, standards and rules of the Company at any time as it deems appropriate. The Board of Directors shall not entertain discussion regarding amendments to this Agreement or the termination of Employee without prior notice to Employee.

            (f) In the operations of the Company, the Employee will continue to cooperate in allowing information from key employees of the Company to be communicated to the Board of Directors. The Employee will not interfere with members of the Board of Directors making reasonable inquiry into the affairs of the Company and will not stifle free flow of information to them.

         3. TERM.
            -----

            (a) The term of this Agreement shall commence as of November 15, 1999, and shall be in force for one (1) year. The Agreement shall be automatically renewed for one,(1) year periods in full force and effect from the expiration of any period hereunder, unless one of the parties


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

hereto shall give written notice to the other party not less than ninety (90) days prior to the expiration of such period, of the party's intention to termninate the Agreement at the expiration of such period.

            (b) If one of the parties hereto gives proper notice to the other party that this Agreement will not be automatically renewed pursuant to the provisions of Section 3(a) hereof, the Employee (i) shall continue his employment with the Company until the expiration of the current term of this Agreement; and (ii) shall continue to receive all compensation and benefits to which the Employee is entitled under this Agreement until the expiration of such period.

         4. COMPENSATION AND BENEFITS:
            --------------------------

            (a) For all services rendered by the Employee for each contract year, the Employee shall receive a base salary of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) per year.

            (b) Upon execution of a Settlement Agreement between the Company and TALK.COM, Employee shall be entitled to the immediate receipt of a cash bonus in the amount of FIFTEEN THOUSAND DOLLARS ($15,000.00).

            (c) The Employee shall be entitled to stock options in accordance with the Company's 1996 Stock Option Plan on the terms and conditions of the Option Agreement.

            (d) The Employee shall be entitled to fifteen (15) days of vacation which maybe used as long as such vacation time does not interfere with normal business operations and the Employee's duties as President and Chief Executive Officer.

            (e) The Employee shall be entitled to such sick days and personal days as may be established by the Company for officers of the Company.


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

            (f) At the sole discretion of the Option and Compensation Committee of the Board of Directors (the "Committee") the Employee may be granted a bonus from time to time, the amount of which shall be determined by the Committee. The Committee will consider certain factors in making such determination, including but not limited to, the Company's performance, profitability, positive cash flow, and any other significant event or matter.

            (g) The Employee shall be entitled to a car allowance equal to Five Hundred Dollars ($500.00) per month.

            (h) The Employee shall be entitled to full health benefits during the term of this Agreement.

         5. TERMINATION OF EMPLOYMENT.
            --------------------------

            (a) During the term of this Agreement, the Company may terminate the Employee for Cause (as defined herein) and without Cause. The Company must give written notice of any such termination.

            (b) If the Company terminates the Employee during the term of this Agreement for Cause, the Employee shall not be entitled to receive any further installments of Employee's base salary or any other compensation (including severance payments) from the Company pursuant to this Agreement or otherwise.

            (c) If the Company terminates the Employee during the term of this Agreement without Cause, the Employee shall be entitled to receive a severance payment equal to three (3) months of the Employee's base salary. The Employee shall cease to be entitled to such severance payment in the event that the Employee violates the terms of Section 7 of this Agreement. The Employee shall be entitled to such severance payment as of the date written notice of termination

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

is provided to the Employee. Such compensation shall be paid in equal monthly installments over a period of three (3) months.

            (d) "Cause" for purposes of this Section 5 shall mean the
Employee's: (a) engagement in gross misconduct materially injurious to the Company; or (b) knowing and willful neglect or refusal to attend to the material duties assigned to him by the Board of Directors of the Company, which is not cured within thirty (30) days after written notice; or (c) intentional misappropriation of property of the Company to the Employee's own use; or (d) commission of an act of fraud or embezzlement; or (e) conviction for a crime (excluding minor traffic offenses).

         6. REIMBURSEMENT OF EXPENSES.
            -------------------------

         The Company shall reimburse the Employee for the Employee's reasonable expenses incurred by the Employee in connection with the Employee's duties under this Agreement. The Employee shall comply with all reasonable record keeping requirements of the Company with respect to the reimbursement of expenses.

         7. AGREEMENT NOT TO COMPETE.
            -------------------------

            (a) During the terms of this Agreement and for a period of three (3) months after the termination of this Agreement, the Employee agrees not to engage in the telecommunication business, either directly or indirectly, other than on behalf of the Company and its affiliated companies without the written approval of the Board of Directors of the Company. The term telecommunication business shall be deemed to include long distance business (national and international), mobile communications, beepers, local access communications and debit card or other prepaid calling services and other similar business. Further, during the period of employment, the Employee agrees not to undertake any outside business investment opportunity that may reasonably


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

be deemed to conflict with the interests of the Company or an usurpation of corporate opportunity for the Company, without the written approval of the Board of Directors of the Company.

            (b) If any portion of the restrictions set forth above should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

            (c) The Employee declares that the foregoing scope, territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such scope, territorial or time limitation is deemed to be unreasonable by a court of jurisdiction, the Employee agrees to the reduction of said scope, territorial or time limitation to such scope, area or period which said court shall have deemed reasonable.

            (d) The existence of any claim or cause of action by the Employee against the Company other than under this Agreement shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         8. ENTIRE AGREEMENT.
            -----------------

         This instrument contains the entire agreement of the parties. It may not be changed orally. It may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought

         This Agreement supersedes in its entirety all prior employment agreements between the Company and the Employee.

         9. SITUS.
            ------

         This Agreement shall be governed by the laws of the State of Florida.

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

         10. SUCCESSORS AND ASSIGNS.
             -----------------------

         This Agreement shall be binding on the Company's successors and assigns.

         11. SEVERABILITY.
             -------------

         The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.

         12. WAIVER OF BREACH.
             -----------------

         The waiver by the Employee or the Company of any breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by the other.

         13. CONFIDENTIALITY.
             ----------------

         The Employee shall keep confidential all proprietary and other information concerning the Company and its business, including but not limited to information concerning the Company's customers, vendors and others with whom it transacts business, its methods of operation and other trade secrets, it future plans and strategies, and any financial information concerning the Company (collectively, "Confidential Information"). The Employee agrees that all Confidential Information is the exclusive property of the Company and that Employee will not remove the originals or make copies of any Confidential Information without the Company's prior written consent. The Employee shall not use Confidential Information for any purposes other than to carry out his obligations under this Agreement and will not divulge Confidential Information to any other person or entity during or after the term of this Agreement without the Company's prior written consent, unless required by law or judicial or other process. The provisions of this Section 13 shall continue to apply to the parties after this Agreement is terminated.


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

         14. ARBITRATION.
             ------------

         In the event the Employee has any dispute, controversy or claim with the Company, including but not limited to arty claim for wrongfull termination, sexual harassment or discrimination under the laws of the State of Florida or the United States (excepting only worker's compensation, unemployment or temporary disability claims submitted in accordance with State law), any such dispute, controversy or claim shall be submitted to arbitration in accordance with the American Arbitration Association's National Rules for the Resolution of Employment Disputes. The American Arbitration Association shall appoint a single arbitrator to hear and decide the dispute and any locate for any hearing will be at the American Arbitration Association's office closest to the Company's offices in Fort Lauderdale, Florida, or at such other location as the parties may mutually agree upon. The arbitrator appointed by the American Arbitration Association shall issue an opinion and award which shall be final and binding upon both the Employee and the Company. All such disputes, controversies or claims shall be filed with the American Arbitration Association within six (6) months after the alleged incident, event or circumstance which gave rise to the dispute, controversy or claim. The alternative dispute resolution mechanism provided for in this Section 14 shall not preclude the Company from seeking or obtaining judicial relief in the event the Employee violates any provision of this Agreement, particularly any breach of Sections 7 and 13.

         IN WITNESS WHEREOF, the parties have executed the Agreement effective as of the date first above written.



                                        GROUP LONG DISTANCE, INC.

By: /s/ Glenn Koach                     By: /s/ John L. Tomlinson
-------------------------------             -------------------------------
     Glenn Koach                            John L. Tomlinson
                                            Chairman of the Board


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